Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Principal Executive Officer and the Chief Financial Officer of Show Me Ethanol, LLC (the “Company”), certifies that, to his knowledge on the date of this certification:

1. The annual report of the Company for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 28, 2008	/s/Gregory E. Thomas
Gregory E. Thomas
General Manager & Principal Executive Officer

Date:	March 28, 2008	By:	/s/Michael E. Council
Michael E. Council
Chief Financial Officer